EXHIBIT 99(b)

DFA INVESTMENT DIMENSIONS GROUP INC.

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AMENDED AND RESTATED

BY-LAWS

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ARTICLE I

Section 1. Fiscal Year. Unless otherwise provided by resolution of the Board of Directors (the “Board”), the fiscal year of DFA Investment Dimensions Group Inc. (the “Corporation”) shall begin on December 1 and end on the last day of November.

Section 2. Registered Office. The registered office of the Corporation in the State of Maryland shall be located at 32 South Street, Baltimore, Maryland 21202, and the name and address of its Resident Agent is The Corporation Trust Incorporated.

Section 3. Other Offices. The Corporation shall also have a place of business in Santa Monica, California, and the Corporation shall have the power to open additional offices for the conduct of its business, either within or outside the States of Maryland and California, at such places as the Board may from time to time designate.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meeting. Annual Meetings, if held, shall be held in such place as the Board may by resolution establish. In the absence of any specific resolution, Annual Meetings of Stockholders shall be held at the Corporation’s principal office in Santa Monica, California. Meetings of stockholders for any other purpose may be held at such place as shall be stated in the Notice of the Meeting, or in a duly executed Waiver of Notice thereof.

Section 2. Annual Meetings. The Corporation is not required to hold an Annual Meeting of Stockholders in any year in which the Corporation is not required to convene a meeting to elect directors under the Investment Company Act of 1940, as amended (the “Act”). If the Corporation is required under the Act to hold a meeting of stockholders to elect directors, the meeting shall be designated an Annual Meeting of Stockholders for that year and shall be held no later than 60 days after the occurrence of the event requiring the meeting; except if an order is granted by the Securities and Exchange Commission (the “SEC”) exempting the Corporation from the operation of Section 16(a) of the Act or a no-action position of similar effect is obtained, in which event such meeting shall be held no later than 120 days after the occurrence of the event requiring the meeting. Otherwise, Annual Meetings of Stockholders shall be held only if called by the Board and, if called, shall be held on such date as fixed by the Board by resolution.

Section 3. Special Meetings. Special Meetings of Stockholders may be called at any time by the President, or by a majority of the Board, and shall be called by the President or Secretary of the Corporation upon written request of the holders of shares entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting.

Section 4. Notice. Not less than ten nor more than 90 days before the date of every Annual or Special Meeting of Stockholders, the Secretary of the Corporation shall give to each stockholder entitled to vote at such meeting written notice stating the time and place of the meeting and, in the case of a Special Meeting of Stockholders, the purpose(s) for which the meeting is called. Business transacted at any Special Meeting of Stockholders shall be limited to the purposes stated in the Notice of the Meeting.

Section 5. Record Date for Meetings. The Board of Directors may fix in advance a date not more than 90, nor less than ten, days prior to the date of any Annual or Special Meeting of Stockholders as a record date for the determination of the stockholders entitled to receive notice of the Meeting, and to vote at any Meeting and any adjournment thereof. If an Annual Meeting of Stockholders is held to elect directors pursuant to the requirements of the Act, the Board shall fix the record date within the time required for holding such Annual Meeting of Stockholders as provided in Section 2 of this Article II, but not more than 90 nor less than ten days prior to such Meeting. Only those stockholders who are stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such Meeting and any adjournment thereof, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 6. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a time when a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Majority. Except as otherwise provided by applicable law, a majority of all votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting.

Section 8. Voting. The holders of each share of stock of the Corporation then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Act, shares shall be voted by class; and (3) when a matter to be voted upon does not affect any interest of a particular class, then only stockholders of the affected class(es) shall be entitled to vote thereon.

A stockholder may cast his/her vote in person or by proxy, but no proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

Section 9. Inspectors. At any election of Directors, the Board prior thereto may, or, if the Board has not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such inspector. The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent of the stock entitled to vote on such election or matter.

ARTICLE III

Directors

Section 1. General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation, except such as are by statute, or the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the stockholders.

Section 2. Number and Term of Office. The number of Directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be fewer than three, nor more than fifteen. Each Director shall hold office until his/her successor is elected and qualified. Directors need not be stockholders.

Section 3. Election. Subject to Article II, Section 2 of these By-Laws, the Directors shall be elected at the Annual Meeting of Stockholders, if held, except that any vacancy in the Board may be filled by a majority vote of the entire Board if, immediately after filling the vacancy, at least two-thirds of the Board have been elected by the stockholders. In the event that at any time less than a majority of the Directors of the Corporation were elected by the holders of the outstanding voting securities of the Corporation, the Corporation shall forthwith cause to be held, as promptly as possible, and in any event within 60 days, a meeting of stockholders for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the SEC shall, by order, extend such period.

Section 4. Place of Meeting. Meetings of the Board, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

Section 5. Quorum. At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which a quorum is present shall be the action of the Board unless the concurrence of a greater proportion is required for such action by the laws of Maryland, these By-Laws or the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 7. Special Meetings. Special Meetings of the Board may be called by the President on one day’s notice to each Director; Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

Section 8. Informal Actions. Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting, if a written consent to such action is signed in one or more counterparts by all members of the Board or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

Section 9. Committees. The Board may by resolution passed by a majority of the whole Board appoint from among its members an Executive Committee and other Committees composed of two or more Directors, and may delegate to such Committees, in the intervals between meetings of the Board, any or all of the powers of the Board in the management of the business and affairs of the Corporation, except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders’ approval. In the absence of any member of a Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board to act in the place of such absent member.

Section 10. Action of Committees. The Committees shall keep minutes of their proceedings and shall report the same to the Board at the meeting next succeeding, and any action by the Committees shall be subject to revision and alteration by the Board, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 11. Compensation. Any Director, whether or not he/she is a salaried officer or employee of the Corporation, may be compensated for his/her services as a Director or as a member of a Committee, or as Chairman of the Board or Chairman of a Committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition, may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board may from time to time determine.

ARTICLE IV

Notices

Section 1. Form. Notices to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Notices to Directors shall be oral or by telephone or telegram or in writing delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors need not state the purpose of a regular or special meeting of the Board.

Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of the stockholders, the Board or a Committee is required to be given under the provisions of Maryland law or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person(s) entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders, in person or by proxy, or at the meeting of the Board or the Committee, in person, shall be deemed equivalent to the giving of such notice to such person(s).

ARTICLE V

Officers

Section 1. Number. The officers of the Corporation shall be chosen by the Board and shall include: a President, who shall be the Chief Operating Officer of the Corporation and a Director; a Secretary; and a Treasurer. The Board may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board shall also appoint one or more Chairmen, who shall function as the Chief Executive Officer and the Chief Investment Officer of the Corporation. The Chairmen shall perform and execute such duties and powers as the Board shall from time to time prescribe. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

Section 2. Election. The Board shall choose a President, a Secretary and a Treasurer who shall each serve until their successors are chosen and shall qualify.

Section 3. Other Officers. The Board from time to time may appoint such other officers and agents as the Board shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe the respective rights, terms of office, authorities and duties of such subordinate officers and agents.

Section 4. Compensation. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board, except that the Board may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article V.

Section 5. Tenure. The officers of the Corporation shall serve until their successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board whenever, in the Board’s judgment, the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board.

Section 6. President-Chief Operating Officer. The President shall be the chief operating officer of the Corporation; he shall see that all orders and resolutions of the Board are carried into effect. The President shall perform such other duties and have such other powers as the Board may, from time to time, prescribe.

Section 7. Vice Presidents. The Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board may, from time to time, prescribe; provided that the Vice President-Chief Administrative Officer, if any person has been elected to such office by the Board and then holds such office, shall be the chief administrative officer of the Corporation.

Section 8. Secretary. The Secretary and/or an Assistant Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings thereof and shall perform like duties for any Committee when required. The Secretary shall give, or cause to be given, notice of meetings of the stockholders, the Board and each Committee, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision the Secretary shall be.

Section 9. Assistant Secretaries. The Assistant Secretaries, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board shall prescribe.

Section 10. Treasurer. The Treasurer, unless another officer of the Corporation has been so designated, shall be the chief financial officer of the Corporation. He shall be responsible for the maintenance of its accounting records and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all the Corporation’s financial transactions and a report of the financial condition of the Corporation.

Section 11. Controller. The Board may designate a Controller who shall be under the direct supervision of the Treasurer. He shall maintain adequate records of all assets, liabilities and transactions of the Corporation, establish and maintain internal accounting controls and, in cooperation with the independent public accountants selected by the Board, supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board.

Section 12. Assistant Treasurers. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board may from time to time prescribe.

ARTICLE VI

Restrictions

Section 1. Dealings. The officers and Directors of the Corporation, its investment adviser or any sub-adviser shall have no dealings for or on behalf of the Corporation with themselves as principal or agent, or on behalf of any corporation or partnership in which they have a financial interest, provided that this section shall not prevent:

(a) Officers or Directors of the Corporation from having a financial interest in the Corporation, in any sponsor, manager, investment adviser or promoter of the Corporation, or in any underwriter of securities issued by the Corporation;

(b) The purchase of securities for any Portfolio, or sale of securities owned by any Portfolio through a securities dealer, one or more of whose partners, officers, directors or security holders is an officer or Director of the Corporation, its investment adviser or its sub-adviser, provided such transactions are handled in a brokerage capacity only, and provided commissions charged do not exceed customary brokerage charges for such service;

(c) The employment of any legal counsel, registrar, transfer agent, dividend disbursing agent or custodian having a partner, officer, director or security holder who is an officer or Director of the Corporation; provided only customary fees are charged for services rendered to or for the benefit of the Corporation; and

(d) The purchase for any Portfolio of securities issued by an issuer having an officer, director or security holder who is an officer or Director of the Corporation or of any manager of the Corporation, unless the retention of such securities for the Portfolio would be a violation of these By-Laws or the Articles of Incorporation of the Corporation.

ARTICLE VII

Stock

Section 1. Issuance without Certificates; Stock Ledger. The issuance of shares of stock in the Corporation shall be recorded by electronic or other means without the issuance of certificates, provided that shares of stock in the Corporation represented by certificates shall not be affected until such certificates are surrendered to the Corporation. The Corporation shall maintain an original stock ledger containing the names and addresses of all stockholders and the number and class of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

Section 2. Lost Certificates. If any stockholder alleges that such stockholder’s certificate(s) for shares of stock in the Corporation have been stolen, lost or destroyed, upon the making of an affidavit of that fact by such stockholder or upon other satisfactory evidence of such loss or destruction, the Board may direct that the Corporation’s stock ledger be marked to cancel such certificates and record the ownership of such shares in accordance with Section 1 of this Article. When authorizing such cancellation and recordation of ownership, the Board may, in its discretion and as a condition precedent to such action, require the stockholder, or his/her legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond with sufficient surety to indemnify the Corporation against any loss or claim that may be made by reason of such action.

Section 3. Registered Stockholders. Except as otherwise provided by the laws of Maryland, the Corporation shall be entitled to (i) recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and vote such shares, and (ii) to hold such person liable for calls and assessments with respect to such shares and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 4. Transfer Agents and Registrars. The Board may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

ARTICLE VIII

General Provisions

Section 1. Dividends. With respect to dividends (including “dividends” designated as “short” or “long” term “capital gains” distributions to satisfy requirements of the Act or the Internal Revenue Code of 1986, as amended from time to time (the “Code”)):

(a) Dividends on shares of a Portfolio may be reinvested in additional shares of such Portfolio at the net asset value thereof as provided in the Corporation’s registration statement under the Act.

(b) The Board, in declaring any dividend, may fix a record date not earlier than the date of declaration or more than 90 days after the date of declaration, as of which the stockholders entitled to receive such dividend shall be determined, notwithstanding any transfer or the repurchase or issue (or sale) of any shares occurring after such record date.

(c) Dividends or distributions on shares of stock, whether payable in stock or cash, shall be paid out of earnings, surplus or other lawfully available assets; provided that no dividend payment, or distribution in the nature of a dividend payment may be made wholly or partly from any source other than accumulated, undistributed net income, determined in accordance with good accounting practice, and not including profits or losses realized in the sale of securities or other properties, unless such payment is accompanied by a written statement clearly indicating what portion of such payment per share is made from the following sources:

(i) Accumulated or undistributed net income, not including profits or losses from the sale of securities or other properties;

(ii) Accumulated or undistributed net profits from the sale of securities or other properties;

(iii) Net profits from the sale of securities or other properties during the then current fiscal year; and

(iv) Paid-in surplus or other capital source.

(d) In declaring dividends and in recognition that a goal of the Corporation is for each Portfolio to qualify as a “regulated investment company” under the Code, the Board shall be entitled to rely upon estimates made in the last two months of the fiscal year (with the advice of the Corporation’s auditors) as to the amounts of distribution necessary for this purpose; and the Board, acting consistently with good accounting practice and with the express provisions of these By-Laws, may credit receipts and charge payments to income or otherwise, as to it may seem proper.

(e) Any dividends declared, except as aforesaid, shall be deemed liquidating dividends and the stockholders shall be so informed to whatever extent may be required by law. A notice that dividends have been paid from paid-in surplus, or a notice that dividends have been paid from paid-in capital, shall be deemed to be a sufficient notice that the same constituted liquidating dividends.

(f) Anything in these By-Laws to the contrary notwithstanding, the Board may at any time declare and distribute pro rata among the stockholders of a Portfolio, as of a record date fixed as above provided, (i) a “stock dividend” of additional shares of such Portfolio, issuable out of either authorized but unissued or treasury shares of the Corporation, or both; or (ii) any other dividend or distribution, in cash or in-kind, necessary to reduce or eliminate a Portfolio’s U.S. federal income or excise taxes for any tax period.

Section 2. Rights in Securities. The Board, on behalf of the Corporation, shall have the authority to exercise all of the rights of the Corporation as owner of any securities which might be exercised by any individual owning such securities in his/her own right; including but not limited to, the right to vote by proxy for any and all purposes and the right to authorize any officer of the investment adviser or other delegate to execute proxies.

Section 3. Claims Against Portfolio Assets. In any loan agreement by which funds are borrowed for a Portfolio and each related agreement to pledge, mortgage or hypothecate any of the assets of such Portfolio, the Corporation shall provide that such loan shall be repaid solely out of the assets of such Portfolio and that, to the extent such loan may be secured only by the assets of such Portfolio, no creditor of such Portfolio shall have any rights to any assets of the Corporation other than the specific assets which secure the agreement.

Section 4. Reports. The Corporation shall furnish stockholders with reports of its financial condition as required by Section 30(d) of the Act and the rules thereunder.

Section 5. Bonding of Officers and Employees. All officers and employees of the Corporation shall be bonded to such extent, and in such manner, as may be required by law.

ARTICLE IX

Indemnification of

Officers and Directors

Section 1. With respect to the indemnification of the officers and Directors of the Corporation:

(a) The Corporation shall indemnify each officer and Director made party to a proceeding, by reason of service in such capacity, to the fullest extent, and in the manner provided, under Section 2-418 of the Maryland General Corporation Law: (i) unless it is proved that the person seeking indemnification did not meet the standard of conduct set forth in subsection (b)(1) of such section; and (ii) provided, that the Corporation shall not indemnify any officer or Director for any liability to the Corporation or its security holders arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

(b) The provisions of clause (i) of paragraph (a) herein notwithstanding, the Corporation shall indemnify each officer and Director against reasonable expenses incurred in connection with the successful defense of any proceeding to which such officer or Director is a party by reason of service in such capacity.

(c) The Corporation, in the manner and to the extent provided by applicable law, shall advance to each officer and Director who is made party to a proceeding by reason of service in such capacity the reasonable expenses incurred by such person in connection therewith.

ARTICLE X

Amendments

Section 1. These By-Laws may be altered or repealed at any meeting of the Board, provided that the right of the Board to amend and the amendment procedure meet the requirements of the Act, if any.

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